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WEISS TREASURY FUND

NEW ACCOUNT APPLICATION

MAIL COMPLETED APPLICATION TO:
PFPC, ATTENTION WEISS FUNDS, P.O. BOX 8969, WILMINGTON, DE 19899-8969
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PLEASE PRINT

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1. ACCOUNT REGISTRATION:
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                                                            ___ INDIVIDUAL
                                                            ___ JOINT TENANT
______________________________________________________      ___ CUSTODIAN
OWNER                                                       ___ UGMA ___ (STATE)
                                                            ___ CORPORATION
______________________________________________________      ___ TRUST
CO-OWNER*, MINOR, TRUST                                     ___ OTHER _______

______________________________________________________
ADDRESS                              APT. #

______________________________________________________
CITY                     STATE       ZIP CODE

TELEPHONE #: DAYTIME (  )                    EVENING (  )
                     ______________________          ______________________

CITIZENSHIP: USA _____ OTHER (PLEASE SPECIFY) _______________________________

______________________________________ or ______________________________________
   (OWNER'S SOCIAL SECURITY NUMBER)             (TAX IDENTIFICATION NUMBER)

* For joint registration, both must sign the application. The registration will be as joint tenants with the right of survivorship, and not as tenants in common, unless otherwise indicated.

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2. DEPOSIT AMOUNT:
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Enclosed is my check for $______ (minimum $1,000) made payable to "The Fund."

___ Weiss Treasury Only Money Market Fund  ___ Weiss Intermediate Treasury Fund

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3. FUND OPTIONS:
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DIVIDEND ELECTION:

Unless you elect otherwise, all dividends and capital gain distributions will be automatically reinvested in additional shares. Dividends may be automatically invested in shares of any other Fund in the Weiss family of funds. You must have at least the minimum investment amount (currently $1,000) in the alternate Fund to select this privilege.

I elect:
___ All dividend and capital gains in cash
___ Capital Gains in cash, and income and short-term gains reinvested
___ Income and Short-term gains in cash and Capital Gains reinvested
___ Income and Capital Gains directed to another, eligible, Weiss Fund:
    Fund Name _____________________________   Account Number ______________

WIRE REDEMPTIONS:

PLEASE CROSS OUT THIS SECTION IF THIS PRIVILEGE IS NOT WANTED.

The Trust or its agents are authorized to honor telephone or other instructions from any person for the redemption of shares in Funds in the Weiss family of funds. Proceeds are to be wire-transferred to the bank account referenced below (minimum $10,000, maximum $50,000). (Wire charges will be paid by the shareholder.)

Name of Depositor _____________________________________________
                           (as shown on bank records)

Name of Bank __________________ Account Number ___________  ABA Number ____
(a savings and loan or credit union may not be able to receive wire redemptions) Street ______________________ City _______________ ST _____ Zip ________

DUPLICATE STATEMENT REQUEST:

If you want someone else to receive a copy of your statement, please complete this section.

Name ___________ This person (is / is not) a broker/dealer or financial advisor.

Street ______________________  City _______________  ST _____  Zip ________

___ Check here if you wish to authorize this person to have access to your account by phone.

___ Check here if you wish to authorize this person to transact on your account, and we will send you a limited power of attorney.

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3. FUND OPTIONS, CONTD
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SYSTEMATIC WITHDRAWAL:

The Systematic Withdrawal plan requires a minimum account of $10,000 in shares at the current offering price. Minimum withdrawal is $100. Each withdrawal redemption will be processed on or about the 25th of the month and mailed as soon as possible thereafter.

Start (month) _______ $(amount) _______

___ Monthly  ___ Quarterly  ___ Semi-Annually ___ Annually

Provide the following information only if distributions or withdrawal checks are to be payable to a person or organization different than account is registered.

Name of Bank or Individual ____________________________________

Account # (if applicable) _____________________________________

Street ________________________  City _______________  ST _____  Zip _________

TELEPHONE EXCHANGE:
IF YOU DO NOT WISH THIS PRIVILEGE, PLEASE CHECK HERE _____ .

Your account will automatically provide for the telephone exchange of other investment portfolios offered in the Weiss family of funds. When you wish to exchange shares, all you need to do is call 800-430-9617. The same registration and address will be used as is listed on this form under "Registration." It is understood that neither PFPC nor the Fund will be liable for any loss, liability, cost or expense for acting upon telephone exchange requests reasonably believed to be genuine. (maximum exchange $50,000)

CHECKWRITING:
You may elect to redeem shares in the Weiss Treasury Only Money Market Fund by writing checks against your account. The minimum amount for each check is $250. To elect this service, please fill out and return the enclosed Weiss Treasury Only Money Market Fund signature card.
AUTOMATIC INVESTING:

This program provides for investments to be made automatically by authorizing PFPC to withdraw funds from your bank account each month on the date you choose. An initial minimum investment of $1,000 per Portfolio, and subsequent investments of at least $50, are required. This may not be used with a systematic withdrawal plan. The investment will be made on or about the 15th of the month. If this date falls on a weekend or holiday, investment will be made the next business day. Please allow 20 days for processing

Start (month)_________ $(amount)____________________________________
Fund Name and account number (if known) ___________________

TAPE A VOIDED CHECK TO THIS APPLICATION. CHECK MUST BE PREPRINTED WITH YOUR BANK ACCOUNT NUMBER. YOUR VOIDED CHECK CANNOT BE RETURNED.

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4. SIGNATURES:
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SIGN BELOW EXACTLY AS PRINTED IN REGISTRATION SECTION.

TAXPAYER ID CERTIFICATION:
Under penalty of perjury, I certify with my signature below that:

    1: The number shown in this section of the application is my correct taxpayer identification number, and

    2: that I am NOT subject to backup withholding because: (a) I am exempt from backup withholding, or, (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding

IMPORTANT: IF YOU ARE SUBJECT TO BACKUP WITHHOLDING, STRIKE OUT ITEM 2 IN THE ABOVE SENTENCE. CORPORATIONS AND CERTAIN OTHER ENTITIES ARE EXEMPT FROM BACKUP WITHHOLDING FOR CERTAIN PAYMENTS. IF YOU ARE EXEMPT, YOU MUST STILL PROVIDE A CERTIFIED TAXPAYER IDENTIFICATION NUMBER, AND WRITE THE WORD "EXEMPT" IN THE FOLLOWING SPACE:____. NONRESIDENT ALIENS AND FOREIGN COUNTRIES THAT ARE NOT SUBJECT TO BACKUP WITHHOLDING MUST PROVIDE A COMPLETED IRS FORM W-8, CERTIFICATE OF FOREIGN STATUS.

I (we) am (are) of legal age and have read the Prospectus for the Weiss Funds. I (we) hereby certify that each of the persons listed below has been duly elected, and is now legally holding the office set below his name and has the authority to make this authorization.

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(Signature)                          (Signature)

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(President, Trustee, General         (Co-owner, Sec. of Corp., Co-
Partner, Agent)                      Trustee, etc.

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